Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to this Registration Statement, File No. 333-117456 (this “Registration Statement”) of VitalStream Holdings, Inc.: (i) we consent to the incorporation by reference therein of our report dated January 31, 2006, except for note 13 for which the date is February 3, 2006, accompanying the consolidated financial statements of VitalStream Holdings, Inc. and subsidiaries included in the Annual Report on Form 10-K of VitalStream Holdings, Inc. for the year ended December 31, 2005; (ii) we consent to the incorporation by reference therein our report dated April 24, 2006 accompanying the financial statements of EON Streams, Inc. included in the Amendment No. 1 to Current Report on Form 8-K/A filed by VitalStream Holdings, Inc. on July 12, 2006; and (iii) we consent to the reference to us under the heading “Experts” in the Prospectus which is part of this Registration Statement.

/s/ Rose, Snyder & Jacobs
Rose, Snyder & Jacobs
A corporation of Certified Public Accountants

Encino, California
August 30, 2006